EXHIBIT 10.9

PerkinElmer, Inc.

2008 Deferred Compensation Plan

First Amendment

WHEREAS, PerkinElmer, Inc., a Massachusetts corporation (the “Company”) maintains the PerkinElmer, Inc. 2008 Deferred Compensation Plan (the “Plan”); and

WHEREAS, the Company wishes to cease future voluntary contributions to the Plan.

NOW, WHEREFORE, the Company amends the Plan as follows:

1.	Section 3.1(a) is amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2011, no Elective Deferrals shall be permitted under the Plan.”

2.	A new Section 4.1A is added to read in its entirety as follows:

“Elective Deferrals Ceased. Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2011, no Elective Deferrals shall be permitted under the Plan. Elective Deferrals made with respect to the Plan Year beginning on January 1, 2010 (including Elective Deferrals with respect to compensation attributable to the Plan Year beginning on January 1, 2010 but payable after the close of the Plan Year) shall be the final Elective Deferrals under the Plan, and shall be credited to Participants’ Accounts as provided under Article 5.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to be adopted on this 16th day of December, 2010.

PERKINELMER, INC.

By:	/S/ JOHN R. LETCHER
Title:	Senior Vice President, Human Resources